UNITED STATES
SECRUITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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LIBERTY ALL-STAR GROWTH FUND, INC.

(name of Registrant as Specified in its Charter)

ALPS FUND SERVICES, INC.
1290 Broadway, Suite 1100
Denver, Colorado 80203

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY ALL-STAR® EQUITY FUND (the “Equity Fund”)
LIBERTY ALL-STAR® GROWTH FUND, INC. (the “Growth Fund”)
(collectively, the “Funds”)
1290 Broadway, Suite 1100
Denver, Colorado 80203
(303) 623-2577

NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS
August 27, 2015

To the Shareholders of the Funds:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meetings of Shareholders of the Funds (the “2015 Annual Meetings”) will be held at One Financial Center, 15th Floor, Boston, Massachusetts, 02111, on August 27, 2015 at 9:00 a.m. Eastern Time for the Equity Fund and at 10:00 a.m. Eastern Time for the Growth Fund. The purposes of the 2015 Annual Meetings are to consider and act upon the following matters:

1.	To elect two Trustees of the Equity Fund (“Proposal 1”);
2.	To elect three Directors of the Growth Fund (“Proposal 2”);
3.	If properly presented at the 2015 Annual Meetings, to consider and vote upon the shareholder proposal for the Equity Fund presented under the heading “Shareholder Proposal” (“Proposal 3”); and
4.	To transact such other business, including any adjournment of the 2015 Annual Meetings, as may properly come before the 2015 Annual Meetings or any adjournments thereof.

The Boards of Trustees/Directors have fixed the close of business on May 29, 2015 as the record date for the determination of the shareholders of the Funds entitled to notice of, and to vote at, the 2015 Annual Meetings and any adjournments thereof.

YOUR VOTE AT THIS YEAR’S MEETINGS IS VERY IMPORTANT. An Equity Fund shareholder has submitted the proposal included in this Proxy Statement as Proposal 3, which the Board of Trustees of the Equity Fund strongly opposes. The Funds’ Boards of Trustees/Directors unanimously recommend that you vote FOR Proposals 1 and 2, and AGAINST Proposal 3.

By order of the Board of Trustees of the Equity Fund and the Board of Directors of the Growth Fund,

William R. Parmentier, Jr.
President of the Funds

YOUR VOTE IS IMPORTANT - PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

You are cordially invited to attend the 2015 Annual Meeting(s). We urge you, whether or not you expect to attend the 2015 Annual Meeting(s) in person, to vote your shares. Your vote is important no matter how many shares you own. Voting your shares early will avoid costly follow-up mail and telephone solicitations. After reviewing the enclosed materials, please complete, sign and date your proxy card and mail it promptly in the enclosed return envelope, or help save time and postage costs by calling the toll free number and following the instructions. You may also vote via the internet by logging on to the website indicated on your proxy card and following the instructions that will appear. This will ensure that your vote is counted even if you cannot attend the meeting in person. If you have any questions about the proposals or the voting instructions, please call the Funds at 1-800-241-1850.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meetings to be held on August 27, 2015: An electronic copy of this proxy statement and the annual reports are available at www.all-starfunds.com.

July 6, 2015

LIBERTY ALL-STAR® EQUITY FUND (the “Equity Fund”)
LIBERTY ALL-STAR® GROWTH FUND, INC. (the “Growth Fund”)
(collectively, the “Funds”)

PROXY STATEMENT

ANNUAL MEETINGS OF SHAREHOLDERS
August 27, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Trustees/Directors of the Funds (each a “Board” and together the “Boards”) to be used at the 2015 Annual Meetings of Shareholders of the Funds (the “2015 Annual Meetings”) to be held at One Financial Center, 15th Floor, Boston, Massachusetts, 02111, at 9:00 a.m. Eastern time for the Equity Fund and at 10:00 a.m. Eastern time for the Growth Fund and at any adjournments thereof (such meetings and any adjournments being referred to collectively as the "Meetings"). Shareholders of record on May 29, 2015 are eligible to vote at the 2015 Annual Meetings.

The solicitation of proxies for use at the Meetings is being made by the Funds by the mailing on or about July 6, 2015 of the Notice of Annual Meetings of Shareholders. Supplementary solicitations may be made by mail, telephone or personal interview by officers and Trustees/Directors of the Funds and officers, employees and agents of the Funds' investment advisor, ALPS Advisors, Inc. (“AAI” or the “Fund Manager”), and/or its affiliates. Authorization to execute proxies may be obtained from shareholders through instructions transmitted by telephone, facsimile or other electronic means. The expenses in connection with preparing this Proxy Statement and of the solicitation of proxies for the 2015 Annual Meetings will be paid by the Funds. The Funds will reimburse brokerage firms and others for their expenses in forwarding solicitation material to shareholders.

The 2015 Annual Meetings are being held to vote on the matters described below:

Equity Fund:	Elect Two Trustees to the Board to a three-year term.
If presented properly, to consider and vote upon a shareholder proposal.

Growth Fund:	Elect Three Directors to the Board to a three-year term.

PROPOSALS 1 and 2. ELECTION OF TRUSTEES AND DIRECTORS

Introduction

Each Fund’s Board provides broad supervision over the affairs of its respective Fund. AAI is responsible for the investment management of the Funds’ assets and AAI’s affiliate, ALPS Fund Services, Inc. (“AFS”), provides a variety of administrative services to each Fund. The officers of each Fund are responsible for its operations.

Each Fund's Board is divided into three classes, each of which serves for three years. The term of office of one of the classes expires at the final adjournment of the Annual Meetings of Shareholders (or special meeting in lieu thereof) each year or such later date as his successor shall have been elected and shall have qualified.

Shares of the Funds represented by duly executed proxies will be voted as instructed on the proxy. If no instructions are given when the enclosed proxy is executed and returned, the enclosed proxy will be voted for the election of the following persons to hold office until final adjournment of the Annual Meeting of Shareholders of the applicable Fund for the year set forth below (or special meeting in lieu thereof):

Equity Fund

Nominee	Title	Tenure
John A. Benning	Trustee since 2002	Tenure to end 2018
Edmund J. Burke	Trustee since 2006	Tenure to end 2018

Growth Fund

Nominee	Title	Tenure
Thomas W. Brock	Director since 2005	Tenure to end 2018
John J. Neuhauser	Director since 1998	Tenure to end 2018
Edmund J. Burke	Director since 2006	Tenure to end 2018

If elected, each of the above-named Trustees and Directors has consented to serve as Trustee or Director following the 2015 Annual Meetings and each is expected to be able to do so. If any of them are unable or unwilling to do so at the time of the Meetings, proxies will be voted for such substitute as the applicable Board may recommend (unless authority to vote for the election of Trustees or Directors, as the case may be, has been withheld).

The Boards of Funds

The Funds are governed by their respective Boards. Each Board is responsible for and oversees the overall management and operations of its respective Fund, which includes the general oversight and review of the Fund’s investment activities, in accordance with federal law and the law of the Commonwealth of Massachusetts for the Equity Fund and the State of Maryland for the Growth Fund, as well as such Fund’s stated investment objective and policies. Each Board oversees its respective Fund’s officers and service providers, including AAI, which is responsible for the management of the Funds’ day-to-day operations, based on policies and agreements reviewed and approved by the Board. In carrying out these responsibilities, the Boards regularly interact with and receive reports from senior personnel of service providers, including AAI’s investment personnel and the Funds’ Chief Compliance Officer (“CCO”). The Boards also are assisted by the Funds’ independent registered public accounting firm (“Auditors”) (who reports directly to each Fund’s Audit Committee), independent counsel and other experts as appropriate, all of whom are selected by the Boards.

The Board’s Risk Oversight Responsibilities

Consistent with their responsibility for oversight of the Funds, the Boards oversee the management of risks relating to the administration and operation of the Funds. AAI, as part of its responsibilities for the day-to-day operations of the Funds, is responsible for day-to-day risk management for the Funds. The Boards, in the exercise of their reasonable business judgment, also separately consider potential risks that may impact the Funds. The Boards perform this risk management oversight directly and, as to certain matters, through the Audit Committees and through the board members who are not “interested persons” of the Funds (“Independent Trustees/Directors”) as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”). The following provides an overview of the principal, but not all, aspects of the Boards’ oversight of risk management for the Funds.

In general, the Funds’ risks include, among others, investment performance and investment risk, credit risk, liquidity risk, valuation risk, compliance risk and operational risk. The Boards have adopted, and periodically review, policies and procedures designed to address these and other risks to the Funds. In addition, under the general oversight of the Boards, AAI and other service providers to the Funds have themselves adopted a variety of policies, procedures and controls designed to address particular risks to the Funds. Different processes, procedures and controls are employed with respect to different types of risks. Further, AAI, as the Funds’ investment manager, oversees and regularly monitors the investments, operations and compliance of the Funds’ investment sub-advisers (referred to herein as “Portfolio Managers”).

The Boards also oversee risk management of the Funds through review of regular reports, presentations and other information from officers of the Funds and other persons. Senior officers of the Funds, senior officers of AAI and the Funds’ CCO regularly report to the Boards on a range of matters, including those relating to risk management. The Boards also regularly receive reports from AAI with respect to the investments and securities trading activities of the Funds, as well as the premium or discount to net asset value (“NAV”) at which the Funds’ shares are trading on the New York Stock Exchange (“NYSE”). In addition to regular reports from AAI, the Boards receive reports regarding other service providers to the Funds, either directly or through AAI or the Funds’ CCO, on a periodic or regular basis. At least annually, the Boards receive a report from the Funds’ CCO regarding the effectiveness of the Funds’ compliance program. Also, on an annual basis, the Boards receive reports, presentations and other information from AAI in connection with the Boards’ consideration of the renewal of the Funds’ agreements with AAI and the Portfolio Managers.

Senior officers of the Funds and senior officers of AAI also report regularly to each Fund’s Audit Committee on valuation matters and on the Funds’ internal controls and accounting and financial reporting policies and practices. In addition, the Audit Committees receive regular reports from the Funds’ Auditors on internal control and financial reporting matters. On at least a quarterly basis, the Independent Trustees/Directors meet with the Funds’ CCO to discuss matters relating to the Funds’ compliance programs. The Boards’ oversight role does not make the Boards a guarantor of the Funds’ investments or activities.

Board Structure and Related Matters

The 1940 Act requires that at least 40% of the Equity Fund’s Trustees and the Growth Fund’s Directors be Independent Trustees/Directors. In addition, to rely on certain exemptive rules under the 1940 Act, a majority of each Fund’s Board must be composed of Independent Trustees/Directors. Currently, six of each of the Fund’s seven Trustees or Directors are Independent Trustees/Directors. Richard W. Lowry, an Independent Trustee/Director, serves as Chairman of each Board. The Chairman’s responsibilities include presiding at all meetings of the Boards and serving as a liaison with other Trustees/Directors, the Funds’ officers and other management personnel and counsel to the Funds. The Chairman also performs such other duties as the Boards may from time to time determine.

The Trustees/Directors discharge their responsibilities collectively as a Board, as well as through the Audit Committee, which operates pursuant to a charter approved by the respective Board. As summarized below, the Audit Committees oversee specific matters related to oversight of the Funds’ Auditors. The members and responsibilities of each Board are summarized below.

Each Board periodically evaluates its structure and composition as well as various aspects of its operations. Each Board believes that its leadership structure, including its Chairman position, is appropriate for its respective Fund in light of, among other factors, such Fund’s asset size and nature of its operations and the Board’s responsibilities. The Boards also believe that the fact that the Chairman is not affiliated with AAI is appropriate in light of the services that AAI and its affiliates provide to the Funds and the potential conflicts of interest that could arise from these relationships. On an annual basis, the Boards and the Audit Committees conduct a self-evaluation that considers, among other matters, whether the Boards and the Audit Committees are functioning effectively and whether, given the size and composition of the Boards and the Audit Committees, the Trustees/Directors are able to effectively oversee the Funds.

The Boards hold four regularly scheduled meetings each year. The Boards may hold special meetings, as needed, either in person or by telephone, to address matters arising between regular meetings. The Independent Trustees/Directors also hold at least one in-person meeting each year during a portion of which management is not present and may hold special meetings, as needed, either in person or by telephone.

The table below sets forth the names, addresses and years of birth of the Trustees/Directors of the Funds, the year each was first elected or appointed to office, their term of office (which will end on the final adjournment of the annual meeting (or special meeting in lieu thereof) held in the year set forth in the table), their principal business occupations during at least the last five years, the number of portfolios overseen by each Trustee/Director in the Fund Complex and their other directorships of public companies.

NAME (YEAR OF BIRTH) AND ADDRESS*	POSITION WITH EQUITY FUND, TERM OF OFFICE AND LENGTH OF SERVICE	POSITION WITH GROWTH FUND, TERM OF OFFICE AND LENGTH OF SERVICE	PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE/ DIRECTOR**	OTHER DIRECTORSHIPS HELD
Independent Trustees/Directors
John A. Benning Year of Birth: 1934	Trustee since 2002; Term expires 2015	Director since 2002; Term expires 2017	Retired since December, 1999	2	None
Thomas W. Brock Year of Birth: 1947	Trustee since 2005; Term expires 2017	Director since 2005; Term expires 2015	Director, Silver Bay Realty (December 2012 – present); Former Chief Executive Officer, Stone Harbor Investment Partners LP (April 2006-2012); Adjunct Professor, Columbia University Graduate School of Business (since 1998)	2	Director, Silver Bay Realty (December 2012-present)

George R. Gaspari Year of Birth: 1940	Trustee since 2006; Term expires 2017	Director since 2006; Term expires 2016	Financial Services Consultant (1996-2012)	2	Trustee (since 1999) and Chairman – Audit Committee (since January 2015), The Select Sector SPDR Trust
Richard W. Lowry Year of Birth: 1936	Trustee since 1986; Term expires 2016; Chairman since 2004	Director since 1994; Term expires 2016; Chairman since 2004	Private Investor since August 1987	2	None
John J. Neuhauser Year of Birth: 1943	Trustee since 1998; Term expires 2016	Director since 1998; Term expires 2015	President, St. Michael’s College (since August, 2007); University Professor December 2005-2007, Boston College (formerly Academic Vice President and Dean of Faculties, from August 1999 to December 2005, Boston College)	2	Trustee, Columbia Funds Series Trust I (since 1985)
Richard C. Rantzow Year of Birth: 1938	Trustee and Chairman – Audit Committee since 2006; Term expires 2016	Director since 2006; Term expires 2017	Retired, Ernst & Young Partner (independent registered public accounting firm)(1993); Chief Financial Officer, Miller Sports (1993-1998)	2	Trustee, Clough Funds (3 registered investment companies)
Interested Trustee/Director
Edmund J. Burke Year of Birth: 1961	Trustee since 2006; Term expires 2015	Director since 2006; Term expires 2015	Chief Executive Officer and President of ALPS Holdings, Inc., a DST Company (since November 2011); CEO and Director, ALPS Holdings, Inc. (2005-2011); Director of ALPS Advisors, Inc. (since 2001), ALPS Distributors, Inc. (since 2000), ALPS Fund Services, Inc., (since 2000) and ALPS Portfolio Solutions Distributor, Inc. (since 2013). Mr. Burke is also a Director of Boston Financial Data Services (since 2013).	27
President (since 2006), Trustee and Chairman (since 2009), Financial Investors Trust (25 registered investment companies); Trustee and President Clough Funds (3 registered investment companies). Mr. Burke is deemed an affiliate of the Funds as defined under the 1940 Act by virtue of the positions he holds with ALPS Holdings, Inc.

*	The address for all Trustees/Directors is: c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203.

**	The Fund Complex for the Funds includes any registered investment company advised by ALPS Advisors, Inc. or any registered investment company sub-advised by Cornerstone Capital Management LLC, Matrix Asset Advisors, Inc., Pzena Investment Management, LLC, Schneider Capital Management Corporation, Weatherbie Capital, LLC, TCW Investment Management Company and Sustainable Growth Advisers, LP.

The Boards believe that the significance of each Trustee’s/Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee/Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee/Director, or particular factor, being indicative of board effectiveness. In addition to the information set forth in the tables above and other relevant qualifications, experience, attributes or skills applicable to a particular Trustee/Director, the following provides further information about the qualifications and experience of each Trustee/Director.

Independent Trustees/Directors

John A. Benning: Mr. Benning has extensive experience in the investment management business, as senior vice president, general counsel and secretary of a financial services company that provides investment management services, including mutual fund, private capital and institutional asset management services, and multiple years of service as a Trustee of the Equity Fund and Director of the Growth Fund.

Thomas W. Brock: Mr. Brock has extensive investment management and organizational management experience as chief executive officer of an SEC-registered investment adviser, chairman and trustee of an open-end investment company, adjunct graduate business school professor and several years of service as a Trustee of the Equity Fund and Director of the Growth Fund.

George R. Gaspari: Mr. Gaspari has significant investment management and financial markets experience as a director and chairman of exchange-traded funds, a financial services consultant and multiple years of service as a Trustee of the Equity Fund and a Director of the Growth Fund.

Richard W. Lowry: Mr. Lowry has significant investment management and financial markets experience as a private investor and as an investment company trustee and multiple years of service as a Trustee of the Equity Fund, a

Director of the Growth Fund, and Chairman of the Funds.

John J. Neuhauser: Dr. Neuhauser has extensive investment management experience as an investment company trustee and executive management experience in higher education as a university president, vice president, dean and professor and multiple years of service as a Trustee of the Equity Fund and Director of the Growth Fund.

Richard C. Rantzow: Mr. Rantzow has extensive financial accounting experience, having spent nearly 30 years at a major independent public accounting firm, including as an audit partner and managing partner, and investment management experience as chairman of an open-end investment company, trustee and audit committee chairman of closed-end investment companies and several years of service as a Trustee of the Equity Fund, a Director of the Growth Fund, and Chairman of the Audit Committee of the Equity Fund and the Growth Fund.

Interested Trustee/Director

Edmund J. Burke: Mr. Burke has extensive management and operational experience in the investment management industry as chief executive officer and president of AAI’s parent company, a financial services holding company, a director of AAI and certain of its affiliated companies, trustee, chairman and president of an open-end investment company, trustee and president of closed-end investment companies and several years of service as a Trustee of the Equity Fund and a Director of the Growth Fund.

During the fiscal year ended December 31, 2014, the Boards held four meetings, and the Audit Committee held five meetings. Each of these Board and Committee meetings was held jointly by the Funds. All sitting Trustees/Directors were present at all meetings, except for the August 2014 meetings of the Audit Committees as Messrs. Benning and Brock did not attend. The Funds do not have a formal policy on Trustee/Director attendance at annual meetings of shareholders. None of the Trustees/Directors attended the Funds' 2014 annual meetings of the shareholders.

Shareholders may communicate with the Trustees/Directors as a group or individually. Any such communications should be sent to the Funds’ Boards or an individual Trustee/Director in writing, c/o the Secretary of the Liberty All-Star Funds, 1290 Broadway, Suite 1100, Denver, CO 80203. The Secretary may determine not to forward any letter to the Board or a Trustee/Director that does not relate to the business of the Funds.

Principal Officers

Each person listed below serves as an officer of the Funds. The Boards elect the Funds' officers each year. Each Fund officer holds office until his or her successor is duly elected by the Board and qualified or his or her removal, resignation or death. Each Fund officer serves at the pleasure of the Board. The following table provides basic information about the officers of the Funds as of the date of this Proxy Statement, including their principal occupations during the past five years, although their specific titles may have varied over that period.
Name (Year of Birth) and Address*	Position with Funds	Year First Elected or Appointed to Office	Principal Occupation(s) During Past Five Years
William R. Parmentier, Jr. Year of Birth: 1952	President	1999
Chief Investment Officer, ALPS Advisors, Inc. (since 2006); President of the Funds (since April 1999); Senior Vice President, Banc of America Investment Advisors, Inc. (2005-2006). Mr. Parmentier is deemed an affiliate of the Funds as defined under the 1940 Act.

Mark T. Haley, CFA Year of Birth: 1964	Senior Vice President	1999
Senior Vice President of the Funds (since January 1999); Vice President, ALPS Advisors, Inc. (since 2006); Vice President, Banc of America Investment Advisors (1999-2006). Mr. Haley is deemed an affiliate of the Funds as defined under the 1940 Act.

Edmund J. Burke Year of Birth: 1961	Vice President	2006
Chief Executive Officer and President of ALPS Holdings, Inc., a DST Company (since November 2011); CEO and Director, ALPS Holdings, Inc. (2005-2011); Director of ALPS Advisors, Inc. (since 2001), ALPS Distributors, Inc. (since 2000), ALPS Fund Services, Inc. (since 2000) and ALPS Portfolio Solutions Distributor, Inc. (since 2013). Mr. Burke is also a Director of Boston Financial Data Services (since 2013).Mr. Burke is deemed an affiliate of the Funds as defined under the 1940 Act.

Kimberly R. Storms Year of Birth: 1972	Treasurer	2013
Director of Fund Administration (since 2004) and Senior Vice President of ALPS Fund Services, Inc. (since 2009). Ms. Storms is currently Treasurer of Financial Investors Trust, ALPS Series Trust, and BPV Family of Funds; and Chief Financial Officer of Arbitrage Funds. Ms. Storms is also on the Board of Directors of the Denver Center for Crime Victims. Ms. Storms is deemed an affiliate of the Funds as defined under the 1940 Act.

Melanie Zimdars Year of Birth: 1976	Chief Compliance Officer	2009
Ms. Zimdars is Vice President and Deputy Chief Compliance Officer with ALPS. Prior to joining ALPS in September 2009, Ms. Zimdars served as Principal Financial Officer, Treasurer and Secretary for the Wasatch Funds from February 2007 to December 2008. From November 2006 to February 2007, she served as Assistant Treasurer for the Wasatch Funds and served as a Senior Compliance Officer for Wasatch Advisors, Inc. from 2005 to 2007. Ms. Zimdars is currently the CCO for ALPS Variable Investment Trust, ALPS ETF Trust, Broadview Opportunity Trust, the Funds, PowerShares QQQ Trust and BLDRS Index Funds Trust. Ms. Zimdars is deemed to be an affiliate of the Funds as defined under the 1940 Act.

Alex J. Marks Year of Birth: 1974	Secretary	2015
Employee of ALPS Fund Services, Inc. since June 2011. Mr. Marks is currently the Secretary of the ALPS Variable Investment Trust, and was previously Assistant Secretary of the Funds (2011-2015). Mr. Marks also served as an employee of ALPS Fund Services, Inc. from July 2006 to September 2010. Mr. Marks is deemed an affiliate of the Funds as defined under the 1940 Act.

*	The address of each office, other than Messrs. Parmentier and Haley is: c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203. The address of Messrs. Parmentier and Haley is c/o ALPS Advisors, Inc., One Financial Center, 15th Floor, Boston, MA 02111.

Audit Committee

The Funds have separately designated Audit Committees. Messrs. Benning, Brock, Gaspari, Lowry, Neuhauser and Rantzow (Committee Chairman) are members of the Audit Committee of each Fund. Each Fund's Audit Committee is comprised only of Board members who are "independent" (as defined in the NYSE Listing Standards for trustees/directors of closed-end investment companies) of the Funds and who are also not "interested persons" (as defined under the 1940 Act) of the Fund. Each Board has determined, in accordance with NYSE Listing Standards that each member of the Audit Committees is financially literate and has determined that Mr. Rantzow is each Fund’s “audit committee financial expert,” as defined in the rules promulgated by the SEC, and as required by NYSE Listing Standards.

Each Audit Committee has adopted a written Audit Committee charter that sets forth the Audit Committee's structure, duties and powers and methods of operation. A copy of the Audit Committee Charter is available on the Funds’ website at www.all-starfunds.com. The principal function of each Audit Committee is to assist Board oversight of: (1) the integrity of the Funds’ financial statements; (2) the Funds’ compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent registered public accounting firm (also referred to herein as the Auditors); (4) the performance of AAI’s internal audit function; and (5) the performance of the Auditors. Each Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Auditors (including the resolution of disagreements between management and the Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other review or attest services for the Fund.

Audit Committee Report

The Audit Committee of each Fund has submitted the following report:

At a meeting of the Audit Committees on February 19, 2015, the Audit Committees: (i) reviewed and discussed with management the Funds’ audited financial statements for the most recently completed fiscal year; (ii) discussed with Deloitte & Touche LLP (“D&T”) the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees; and (iii) has received from D&T the written disclosures and the letter required by applicable requirements of the PCAOB regarding D&T’s communications with the Audit Committee concerning independence, as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, (iv) has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm, (v) has discussed with D&T its independence, and (vi) has satisfied itself as to D&T's independence.

Members of the Audit Committees are not employed by the Funds as experts in the fields of auditing or accounting and are not employed by the Funds for accounting, financial management or internal control purposes. Members of the Audit Committees may rely without independent verification on the information provided and the representations made to them by management and D&T.

Based upon its review and discussion, and subject to the limitations on the role and responsibilities of the Audit Committees set forth above and in the Audit Committees’ respective charter, the Audit Committees recommended to the Board of Trustees/Directors that the audited financial statements for the Fund be included in the Funds’ Annual Report to shareholders.

John A. Benning Thomas W. Brock George R. Gaspari	Richard W. Lowry John J. Neuhauser Richard C. Rantzow

Nomination Information

Neither of the Funds has a nominating committee or compensation committee. The Boards do not believe that either a nominating committee or compensation committee is necessary because there has been minimal turnover in the Trustees/Directors serving on the Board of each Fund.

When necessary or appropriate, the Independent Trustees/Directors of each Fund serve as an ad hoc committee for the consideration of Trustee/Director nominations. No ad hoc nominating committee of either Fund has adopted a charter. Independent Trustees/Directors are nominated only by the ad hoc nominating committee.

The Independent Trustees/Directors consider prospective Trustee/Director candidates from any reasonable source, including current Independent Trustees/Directors, Fund management, Fund shareholders and other persons or entities. Although the Funds do not have a formal policy, shareholders of a Fund who wish to nominate a candidate to be considered by a Fund's Board or an ad hoc nominating committee of the Board may send information regarding prospective candidates to the Funds' Secretary at 1290 Broadway, Suite 1100, Denver, CO 80203. Pursuant to each Fund’s Restated By-Laws (“By-Laws”), shareholders who wish to nominate a candidate to be considered at an annual or special meeting must provide timely notice to the Funds and be entitled to vote on the nominee at the time notice is given. A shareholder notice must set forth all the information required in the applicable provisions of the By-Laws, including evidence of the shareholders Fund ownership, a full listing of the proposed candidate's education, experience, current employment, date of birth, names and addresses of at least three professional references, information as to whether the candidate is an "interested person" under the 1940 Act in relation to the Fund, and such other information as may be helpful to the Independent Trustees/Directors in evaluating the candidate. All information packages regarding a candidate that are satisfactorily completed in accordance with the Fund’s By-Laws will be forwarded to an Independent Trustee/Director for consideration. Recommendations for candidates will be evaluated in light of whether the number of Trustees/Directors of a Fund is expected to be increased and in light of anticipated vacancies. During periods when the Independent Trustees/Directors are not recruiting new Board members, nominations will be maintained on file pending the active recruitment of Trustees/Directors.

The Independent Trustees/Directors have no formal list of qualifications for Trustee/Director nominees. When considering prospective nominees, the Independent Trustees/Directors may consider, among other things, a prospective nominee’s general experience, qualifications, attributes and such other qualifications as the Independent Trustees/Directors may deem appropriate from time to time. These qualifications may include whether prospective nominees have distinguished records in their primary careers, unimpeachable integrity and substantive knowledge in areas important to the Board's operations, such as background or education in finance, auditing, securities law, the workings of the securities markets or investment advice. For candidates to serve as Independent Trustees/Directors, independence from the Funds' investment adviser, its affiliates and other principal service providers is critical, as is an independent and questioning mind-set. In each case, the Independent Trustees/Directors will evaluate whether a candidate is an "interested person" under the 1940 Act. The Independent Trustees/Directors also consider whether a prospective candidate's workload should allow him or her to attend the vast majority of Board meetings, be available for service on Board committees and devote the additional time and effort necessary to stay apprised of Board matters and the rapidly changing regulatory environment in which the Funds operate. Different substantive areas may assume greater or lesser significance at particular times, in light of a Board's present composition and its perceptions about future issues and needs. In considering nominees, the Independent Trustees/Directors also consider the diversity of the Boards with respect to professional experience, education, skill and viewpoint.

The Independent Trustees/Directors initially evaluate prospective candidates on the basis of their resumes, considered in light of the criteria discussed above. Those prospective candidates that appear likely to be able to fill a significant need of the Boards would be contacted by a Independent Trustee/Director by telephone to discuss the position; if there appeared to be sufficient interest, an in-person meeting with one or more Independent Trustees/Directors would be arranged. If the Independent Trustees/Directors, based on the results of these contacts, believed it had identified a viable candidate, it would air the matter with the full group of Independent Trustees/Directors for input. Any request by Fund management to meet with the prospective candidate would be given appropriate consideration. The Funds have not paid a fee to third parties to assist in finding nominees.

Compensation

The following table shows, for the fiscal year ended December 31, 2014, the compensation received from each Fund by the Trustees/Directors and the aggregate compensation paid to the Trustees/Directors for service on the Boards of funds within the Fund Complex. Neither Fund has a bonus, profit sharing or retirement plan.

Independent Trustees/Directors	Aggregate Compensation from the Equity Fund	Aggregate Compensation from the Growth Fund	Total Compensation from the Fund Complex
John A. Benning	$24,870	$7,630	$32,500
Thomas W. Brock	$24,870	$7,630	$32,500
George R. Gaspari	$25,638	$7,862	$33,500
Richard W. Lowry	$34,249	$10,501	$44,750
John J. Neuhauser	$25,638	$7,862	$33,500
Richard C. Rantzow	$28,508	$8,742	$37,250

Interested Trustee/Director
Edmund J. Burke	$0	$0	$0
Share Ownership

The following table shows the dollar range of equity securities beneficially owned by each Trustee/Director as of December 31, 2014 (i) in each of the Funds and (ii) in all funds overseen by the Trustee/Director in the Fund Complex.
Name of Trustee/Director	Dollar Range of Equity Securities Owned in the Equity Fund	Dollar Range of Equity Securities Owned in the Growth Fund	Aggregate Dollar Range of Equity Securities Owned in All Funds Overseen by Trustee/Director in Family of Investment Companies*
Independent Trustees/Directors
John A. Benning	Over $100,000	$10,001 - $50,000	Over $100,000
Thomas W. Brock	Over $100,000	Over $100,000	Over $100,000
George R. Gaspari	$1 - $10,000	$1 - $10,000	$10,001 - $50,000
Richard W. Lowry	Over $100,000	$1 - $10,000	Over $100,000
John J. Neuhauser	$1 - $10,000	$1 - $10,000	$1 - $10,000
Richard C. Rantzow	$10,001 - $50,000	$10,001 - $50,000	$10,001 - $50,000

Interested Trustee/Director
Edmund J. Burke	None	None	None
All Trustees and Executive Officers as a group	Over $100,000	Over $100,000	Over $100,000

*	The Funds’ Family of Investment Companies is comprised of the Equity Fund and the Growth Fund.

The Trustees/Directors of each Fund, in the aggregate, owned less than 1% of each class of the Fund’s outstanding shares of stock as of December 31, 2014.

Since the beginning of each Fund’s most recently completed fiscal year, no Trustee/Director purchased or sold securities exceeding 1% of the outstanding securities of any class of AAI or any Portfolio Manager or of such entity’s parents or subsidiaries.

As of December 31, 2014, no Independent Trustee/Director or any of their immediate family members owned beneficially or of record any class of securities of another investment adviser or Portfolio Manager of either of the Funds or any person controlling, controlled by or under common control with any such entity (except as noted in the next paragraph).

During the past five calendar years, Mr. Lowry (Trustee/Director of the Funds) and Mr. Benning’s (Trustee/Director of the Funds) spouse have held a material interest in a trust (approximately $5.157 million and $2.664 million, respectively, as of December 31, 2014), which owns units of a limited partnership whose investments are managed by Weatherbie Capital, LLC, a Portfolio Manager of the Growth Fund, and whose general partner is Weatherbie Limited Partnership.

Required Vote

Each nominee will be voted on separately. The election of the Trustees of the Equity Fund is by a plurality of the shares voting at the Meeting. Since two Trustees of the Equity Fund are to be elected, the two persons who receive the highest number of votes cast at the Meeting will be elected. The election of the Directors of the Growth Fund is by the affirmative vote of a majority of the votes entitled to be cast thereon. Since three Directors of the Growth Fund are to be elected, the three persons who receive a majority of the votes entitled to be cast at the Meeting will be elected.

THE BOARDS RECOMMEND THAT SHAREHOLDERS OF EACH FUND VOTE “FOR” EACH NOMINEE IN PROPOSALS 1 and 2.

PROPOSAL 3: SHAREHOLDER PROPOSAL (EQUITY FUND ONLY)

The Equity Fund has received a shareholder proposal (the “Shareholder Proposal”) from Steven N. Harris, whose address and share ownership can be provided promptly upon written request, requesting that the Board of the Equity Fund take steps to initiate a self-tender under which the Equity Fund shall offer to repurchase all of its outstanding shares at or close to NAV per share. The Board recommends that you vote against the Shareholder Proposal.

If properly presented, the Shareholder Proposal below will be considered and voted on at the Meeting. The Shareholder Proposal is a nonbinding shareholder advisory vote and, if approved, would serve only as a recommendation to the Equity Fund’s Board. As required by the SEC, the text of the resolution and the supporting statement of the shareholder, for which the Fund accepts no responsibility, are included below exactly as submitted by the shareholder. The Board’s statement in opposition to the Shareholder Proposal follows immediately after the proposal.

FOR THE REASONS DISCUSSED BELOW, THE BOARD OF TRUSTEES BELIEVES THE PROPOSED SELF-TENDER OFFER IS NOT IN THE BEST INTERESTS OF THE EQUITY FUND AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Shareholder Proposal

PROPOSAL: The shareholders of Liberty All-Star Equity Fund (the Fund) request that the Board of Trustees authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV). If more than 50% of the Fund’s outstanding common shares are submitted for tender, the Board is requested to cancel the tender offer and take those steps that the Board is required to take to cause the Fund to be liquidated or converted into an exchange traded fund (ETF) or an open-end mutual fund.

Shareholder’s Supporting Statement

The Fund’s performance has been disappointing. For the period ending September 30, 2014, the Fund’s NAV has underperformed its benchmark, the Lipper Large-Cap Core Average, by 2.47%, .56%, 1.34%, and .79%, for the past one, three, five and ten years respectively. Moreover, the common shares of the fund have traded at a double-digit discount to NAV for the majority of the past five years and the current discount is more than 13%.

The Fund’s multi-management approach and large number of broadly diversified holdings, coupled with high expenses relative to index ETF’s, make it unlikely that the Fund will be able to outperform its benchmark or the broad market over any long period of time. This combination of factors may cause the Fund to trade at a sustained discount to NAV.

If, for example, the Fund converted to an open-end-fund, all shareholders could capture a windfall gain by having the discount to NAV closed. Consequently, we think it is now appropriate for the Board of Directors to authorize a self-tender offer for the Fund’s common shares at or close to NAV to afford shareholders an opportunity to receive a price closer to NAV for their shares. If a majority of the Fund’s outstanding common shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, the tender offer should be canceled and the fund should be liquidated or converted into an ETF or an open-end mutual fund.

RESPONSE OF BOARD OF TRUSTEES IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Board opposes the Shareholder Proposal for the reasons discussed below and recommends that you vote AGAINST the Shareholder Proposal.

The Board unanimously opposes the Shareholder Proposal described above and strongly urges all shareholders to vote AGAINST the proposal. Some key reasons for the Board’s opposition are summarized below and are more fully described in the discussion that follows:

(1)	The Board believes that a tender offer for all common shares is not in the best interests of the Equity Fund’s long-term shareholders and that a tender offer would primarily benefit only opportunistic short-term shareholders, such as activist shareholders, providing them a quick financial gain at the expense of many long-term shareholders. The Board continues to believe in the Equity Fund’s long-term investment strategy.

(2)	The Board regularly reviews the Fund’s discount and ways to enhance shareholder value and has acted proactively. For example, the Board recently approved an increase in the annual distributions to 8% commencing in the second calendar quarter of 2015.

(3)	The proposed tender offer, liquidation, or conversion to an ETF or open-end mutual fund would be inconsistent with the Equity Fund’s investment strategies and could lead to (a) operational complexities, (b) higher costs, and (c) adverse tax consequences for shareholders in taxable accounts.

Not in the best interests of long-term shareholders. After careful and thoughtful consideration, the Board, including all of the independent Trustees, has unanimously concluded that the Shareholder Proposal is not in the best interests of, and would, in fact, be harmful to, the Equity Fund and you, its shareholders. The Board does not believe that such a tender offer balances the interests of all shareholders and does not believe it is appropriate to benefit shareholders with shorter-term investment horizons (“short-term shareholders”) to the detriment of shareholders with longer-term investment horizons (“long-term shareholders”). The Board believes implementing the tender offer as contemplated by the Shareholder Proposal would have significant adverse effects, including those mentioned below, which would be borne completely or disproportionately by those shareholders who choose not to tender their shares.

The Board believes that a tender offer for 100% of the Equity Fund’s outstanding shares of beneficial interest, as set forth in the Shareholder Proposal, could:

▪	Pressure the Equity Fund to quickly sell a large portion of its portfolio and the Equity Fund might be forced to sell securities for lower prices than if it were able to sell those securities, at a time of its choosing, over a longer period of time;

▪	Force the Equity Fund to sell attractive positions at a time when the Portfolio Managers believed such sales would be inadvisable from an investment perspective;

▪	Significantly limit the Equity Fund’s ability to retain assets that the Portfolio Managers believe are undervalued and may appreciate in the future;

▪	Require the Equity Fund to incur significant costs and transactional expenses from the sale of securities that consequently, to the extent these costs and expenses are not accrued prior to expiration of the proposed tender offer, would be borne either completely or disproportionately by shareholders who do not tender their shares in the proposed tender offer. A significant decrease in assets would lead to an increase in the Fund’s expense ratio, which would affect long-term shareholders who do not tender their shares;

▪	Disproportionately benefit tendering short-term shareholders by allowing them to sell shares at 98% of net asset value (“NAV”), potentially above the then-current market price, when shareholders who choose not to tender their shares may bear substantially all of the proposed tender offer’s costs; and

▪	Obligate the Equity Fund to make structural changes that could be costly or impractical. If, for example, following such a large tender offer the Board determined that, at its smaller size, the Fund should merge, open-end or liquidate, long-term shareholders would confront not only the issues described above but also substantial costs associated with those types of non-routine transactions.

The Board notes that the Shareholder Proposal does not provide any data or rationale demonstrating how a tender offer for all common shares, liquidation, or conversion to an ETF or open-end fund would improve the Fund’s long-term performance, and that it also fails to show why such actions might be considered preferable to other aspects of the Fund that are valuable to shareholders, such as its unique multi-manager structure, regular distributions and a significant distribution yield, and in turn, its role as a component of shareholders’ broader investment portfolios. There are many closed-end funds available in the market but only a few that offer a true multi-manager structure.

Other steps taken to reduce the Equity Fund’s discount. Although the Board believes the Shareholder Proposal is not in the best interests of the Equity Fund and its shareholders, the Board has examined and continues to examine options to enhance long-term shareholder value, including ways to address the Equity Fund’s discount from NAV, in a suitable manner in light of the current economic environment. As announced on March 30, 2015, the Equity Fund increased its annual distribution rate from 6% to 8%. The increase was adopted primarily to better align the Equity Fund’s distribution rate with historical equity market returns. In fact, since the Fund’s inception in October 1986 the Fund has paid more than $2.5 billion in distributions to shareholders. The Board has also considered tender offers in the past and, in fact, completed one at a more appropriate level in September 2013. The Board is open to considering a wide variety of actions that can balance the needs of shareholders and potentially improve liquidity or return or in other ways enhance shareholder value.

The Equity Fund believes that the variability of market prices for the Fund’s shares as compared to the Fund’s underlying net asset value per share is inherent in the closed-end organizational format. Discounts to NAV are currently overwhelmingly common among closed-end funds, particularly equity funds. According to data provided by Lipper on the Closed-End Fund Center, as of May 8, 2015, out of 221 closed-end equity funds, 200 traded at a discount. Trading at a discount tends to attract short-term investors seeking to realize a profit of the incremental differential between the market price paid by the investor and the fund’s NAV. The Board does not endorse short-term trading as it is inconsistent with the Equity Fund’s investment approach and with the investment horizon of longer-term shareholders.

The Board regularly reviews the level of the Equity Fund’s discount and has carefully evaluated discount reduction measures that are intended to provide long-term benefit to the shareholders of the Equity Fund, including those relating to dividends and distributions and open-market share repurchases. In evaluating these options, the Board considered whether implementation would be in the best interests of the Equity Fund’s shareholders and whether implementation could have a meaningful long-term effect on the discount based on a number of factors, including the experiences of other fund complexes that have adopted similar measures.

The Board also considered the potential effects if the Equity Fund were to conduct a tender offer and determined that it would not be in the best interests of shareholders at this time. If the Equity Fund were to conduct a tender offer for all shares at a price at or close to NAV, those shareholders tendering their shares would realize all or most of the benefit and the Fund and remaining shareholders would face the consequences described above. As noted, however, the Board has considered tender offers in the past and completed one at a more appropriate level in September 2013. In reaching a determination to conduct that tender offer, the Board carefully considered a number of factors, including: the economic condition of the investment markets at that time; the potential of the tender offer to provide liquidity for shareholders in a manner that balanced the interests of tendering and non-tendering shareholders; the expectation that the tender offer would have an accretive impact to NAV for shareholders who remain invested in the Fund; and the possibility that the tender offer might assist in narrowing the discount to NAV at which the Fund’s shares traded at that time. The Board also carefully evaluated the potential impact the tender offer may have on the Fund’s ability to implement its investment strategies, achieve its investment objective and maintain its multi-manager investment structure as well as the potential tax consequences to the Fund of the tender offer. As discussed above, similar analyses did not garner positive results for the tender offer included in the Shareholder Proposal.

Inconsistent with the Equity Fund’s investment strategies and potentially costly. With respect to the second set of alternatives contained in the non-binding proposal, the Board believes that liquidating the Equity Fund or converting it to an open-end fund or ETF if more than 50% of the Fund’s outstanding shares are tendered would not be in the best interests of the Equity Fund and, more importantly, its shareholders. Each of these alternatives is only available with additional time and expense, and comes with, among other things, the negative consequences described below, none of which is mentioned in the Shareholder Proposal or supporting statement.

Liquidation would eliminate any possibility of the Equity Fund continuing to provide its unique multi-manager fund structure and program it has performed for its shareholders. Liquidation is also a lengthy and costly process with many of the same disadvantages detailed above relating to a tender offer for all shares, which the proponent of the Shareholder Proposal neglects to describe in its proposal and supporting statement. The Board does not believe that terminating the Fund would be in the best interests of shareholders.

Similarly, the Board does not believe that converting the Equity Fund to an open-end fund or ETF would be in the best interests of shareholders. Closed-end funds that convert to open-end funds under the duress of activist tactics often suffer from some combination of greatly reduced assets, significantly higher operating costs and expense ratios and a portfolio constructed to accommodate a greater level of liquidity to support the resulting share redemption and subscription activity. Closed-end funds are different from open-end funds, including ETFs, in meaningful ways, such as the extent to which they can make use of leverage and managed distribution policies. In addition, if the Equity Fund were to open-end, it would incur additional distribution-related expenses. Managing an open-end fund would also require the Equity Fund to change its investment strategies. Unlike a closed-end fund, open-end funds must accommodate cash inflows and outflows, which means that the amount of investable assets changes continually and unpredictably. This can sometimes act as a constraint on certain longer-term investment strategies.

In the event of a conversion to an unlisted open-end mutual fund, shareholders would lose the benefits of owning an exchange-listed fund, including governance protocols and the ability to purchase and sell fund shares intra-day. Any proposed conversion to an ETF would require the Equity Fund to apply for, and obtain, an SEC order granting the exemptions under the Investment Company Act of 1940 that are necessary for a fund to operate as an ETF, a potentially time-consuming and expensive process. In addition, the “conditions to relief” imposed by the SEC in its ETF exemptive order, if granted, may result in substantive changes on the manner in which the Fund has heretofore conducted its business.

Additional consideration. The Shareholder Proposal is advisory only and requests the Board to take specific action. Liquidating or converting the Fund into an open-end fund or an ETF cannot occur unless approved by both the Board and by Fund shareholders at a subsequent meeting of shareholders. Such a process takes additional time and expense and is not guaranteed to succeed if attempted. In addition, if the Shareholder Proposal is approved and more than 50% of the Fund’s shares are tendered, it is within the Board’s discretion whether to approve and to submit to shareholders a proposal to liquidate or convert the Fund into an open-end fund or ETF. Shareholders would not be able to choose between liquidating the Fund and converting it into an open-end fund or an ETF. At that subsequent shareholder meeting, at least seventy-five percent (75%) of the outstanding shares of the Equity Fund would have to be voted in favor of the proposed transaction.

FOR THESE REASONS, THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS PROTECTING THE LONG-TERM INTERESTS OF THE EQUITY FUND BY VOTING AGAINST THE SHAREHOLDER PROPOSAL.

Required Vote

The approval of the Shareholder Proposal would require the affirmative vote of the holders of a majority of the shares present at the 2015 Annual Meeting, assuming the presence of a quorum. This Proposal 3 is a non-binding shareholder advisory vote and, if approved, would serve only as a recommendation to the Equity Fund’s Board.

OTHER BUSINESS

The Boards know of no other business to be brought before the 2015 Annual Meetings. However, if any other matters properly come before the Meetings, it is the intention of the Boards that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein as proxies.

OTHER INFORMATION

The December 31, 2014 Annual Report for each Fund was mailed to shareholders prior to this Proxy Statement. You may obtain an additional copy of the Annual Report and/or the Semi-Annual Report for each Fund dated June 30, 2014, free of charge, by writing to the Fund c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203, or by calling 1-800-241-1850. An electronic copy of the Annual Report and the Semi-Annual Report for each Fund are available at www.all-starfunds.com.

MANAGEMENT

ALPS Advisors, Inc. (“AAI”), 1290 Broadway, Suite 1100, Denver, CO 80203, is the Funds' investment adviser. Pursuant to its Fund Management Agreements with the Funds, AAI implements and operates the Funds' multi-manager methodology and has overall supervisory responsibility for the general management and investment of the Funds' assets, subject to the Funds' investment objectives and policies and any directions of the Trustees/Directors. AAI recommends to the Boards the investment management firms (currently five for the Equity Fund and currently three for the Growth Fund) for appointment as Portfolio Managers of the Funds. ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, Colorado, 80203, an affiliate of AAI, provides administrative services to the Funds under an Administration, Bookkeeping and Pricing Services Agreement with each Fund.

The names and addresses of the Funds' current Portfolio Managers are as follows:

Equity Fund

Cornerstone Capital Management LLC
3600 Minnesota Drive
Edina, MN 55435

Matrix Asset Advisors, Inc.
747 Third Avenue
New York, NY 10017

Pzena Investment Management, LLC
320 Park Avenue
New York, NY 10022

Schneider Capital Management Corporation
460 East Swedesford Road
Wayne, PA 19087

TCW Investment Management Company
865 South Figueroa Street
Los Angeles, CA 90017

Growth Fund

Sustainable Growth Advisers, LP
3 Stamford Plaza
301 Tresser Boulevard
Stamford, CT 06901

TCW Investment Management Company
865 South Figueroa Street
Los Angeles, CA 90017

Weatherbie Capital, LLC
265 Franklin Street
Boston, MA 02110

Portfolio Transactions and Brokerage

Each of the Funds' Portfolio Managers has discretion to select brokers and dealers to execute portfolio transactions initiated by that Portfolio Manager for the portion of a Fund's portfolio assets allocated to it, and to select the markets in which such transactions are to be executed. The portfolio management agreements with the Funds provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Portfolio Managers is to seek to obtain best net price and execution for the Funds.

The Portfolio Managers are authorized to cause the Funds to pay a commission to a broker or dealer who provides research products and services to the Portfolio Manager for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting the same transaction. The Portfolio Managers must determine in good faith, however, that such commission was reasonable in relation to the value of the research products and services provided to them, viewed in terms of that particular transaction or in terms of all the client accounts (including the Funds) over which the Portfolio Manager exercises investment discretion. It is possible that certain of the services received by a Portfolio Manager attributable to a particular transaction will primarily benefit one or more other accounts for which investment discretion is exercised by the Portfolio Manager.

In addition, under their portfolio management agreements with the Funds and AAI, the Portfolio Managers, in selecting brokers or dealers to execute portfolio transactions for the Funds, are authorized to consider (and AAI may request them to consider) brokers or dealers that provide to AAI, directly or through third parties, research products or services such as research reports; portfolio analyses; compilations of securities prices, earnings, dividends and other data; computer software, and services of one or more consultants. The commissions paid on such transactions may exceed the amount of commission another broker would have charged for effecting that transaction. Research products and services made available to AAI include performance and other qualitative and quantitative data relating to investment managers in general and the Portfolio Managers in particular; data relating to the historic performance of categories of securities associated with particular investment styles; mutual fund portfolio and performance data; data relating to portfolio manager changes by pension plan fiduciaries; and related computer software, all of which are used by AAI in connection with its selection and monitoring of Portfolio Managers, the assembly of an appropriate mix of investment styles, and the determination of overall portfolio strategies.

AAI from time to time reaches understandings with each of the Funds' Portfolio Managers as to the amounts of the Funds' portfolio transactions initiated by such Portfolio Manager that are to be directed to brokers and dealers which provide or make available research products and services to AAI and the commissions to be charged to the Funds in connection therewith. These amounts may differ among the Portfolio Managers based on the nature of the market for the types of securities managed by them and other factors.

Although the Funds do not permit a Portfolio Manager to act or to have a broker-dealer affiliate act as broker for Fund portfolio transactions initiated by it, the Portfolio Managers are permitted to place Fund portfolio transactions initiated by them with another Portfolio Manager or its broker-dealer affiliate for execution on an agency basis, provided that the commission does not exceed the usual and customary broker's commission being paid to other brokers for comparable transactions and is otherwise in accordance with the Funds' procedures adopted pursuant to Rule 17e-1 under the 1940 Act. For the fiscal year ended December 31, 2014, the Funds did not pay commissions to any affiliated broker.

On February 15, 2000, the SEC issued the Funds exemptive relief from Sections 10(f), 17(a) and 17(e) and Rule 17e-1 under the 1940 Act to permit (1) broker-dealers which are, or are affiliated with, Portfolio Managers of the Funds to engage in principal transactions with, and provide brokerage services to, portion(s) of the Funds advised by another Portfolio Manager, and (2) the Funds to purchase securities either directly from a principal underwriter which is an affiliate of a Portfolio Manager or from an underwriting syndicate of which a principal underwriter is affiliated with a Portfolio Manager of the Funds. The Funds currently rely on Rule 17a-10 under the 1940 Act rather than this exemptive relief.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Boards have selected Deloitte & Touche LLP (“D&T”) as independent registered public accountants. D&T serves as the Auditors for each Fund and provides audit services, audit-related services, tax services and/or other services to the Funds. Representatives of D&T are not expected to be present or be available to answer questions at the Meetings but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

Pre-Approval of Audit and Non-Audit Services

Each Fund's Audit Committee is required to pre-approve the engagement of the Fund's Auditor to provide audit and non-audit services to the Fund and non-audit services to AAI or any entity controlling, controlled by or under common control with AAI that provides ongoing services to the Fund ("AAI Affiliates"), if the engagement relates directly to the operations or financial reporting of the Fund, including the fees and other compensation to be paid to the Auditor.

The Funds' Audit Committees have adopted a Policy for Engagement of Auditors for Audit and Non-Audit Services ("Policy"). The Policy sets forth the understanding of the Audit Committees regarding the engagement of the Funds’ Auditors to provide: (i) audit and permissible audit-related, tax and other services to the Funds; (ii) non-audit services to AAI and AAI Affiliates, if the engagement relates directly to the operations or financial reporting of a Fund; and (iii) other audit and non-audit services to AAI and AAI Affiliates. Unless a type of service receives general pre-approval under the Policy, it requires specific pre-approval by the Audit Committees if it is to be provided by the Auditors. Pre-approval of non-audit services to the Funds, AAI or AAI Affiliates may be waived provided that the "de minimis" requirements set forth in the SEC's rules relating to pre-approval of non-audit services are met.

Under the Policy, the Audit Committees may delegate pre-approval authority to any pre-designated member or members who are Independent Trustees/Directors. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the applicable Audit Committee at its next regular meeting. The Audit Committees’ responsibilities with respect to the pre-approval of services performed by the Auditors may not be delegated to management.

The Policy requires the Fund Treasurer and/or Director of Fund Administration to submit to the Audit Committees, on an annual basis, a schedule of the types of services that are subject to general pre-approval. The schedule(s) provide a description of each type of service that is subject to general pre-approval and, where possible, will provide estimated fee caps for each instance of providing each service. The Audit Committees will review and approve the types of services and review the projected fees for the next fiscal year and may add to, or subtract from, the list of general pre-approved services from time to time based on subsequent determinations. That approval acknowledges that each Fund's Audit Committee is in agreement with the specific types of services that the Auditors will be permitted to perform.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth for each Fund the aggregate fees charged by D&T for the fiscal year ended December 31, 2013, and 2014 for professional services rendered for (a) all audit and non-audit services provided directly to the Fund and (b) those non-audit services provided to AAI and AAI Affiliates that relate directly to the Fund's operations and financial reporting under the following captions:

(i)	Audit Fees - fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(ii)	Audit-Related Fees - fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under "Audit Fees.”

(iii)	Tax Fees - fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews, and reviews of calculations of required distributions to avoid excise tax.

(iv)	All Other Fees - fees for products and services provided to the Fund by D&T other than those reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

	Fiscal Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees	Aggregate Non-Audit Fees (Audit Related + Tax Fees)
Equity Fund	2014	$41,000	$0	$3,940	$0	$3,940
	2013	$41,000	$0	$3,915	$0	$3,915
Growth Fund	2014	$24,700	$0	$3,940	$0	$3,940
	2013	$24,700	$0	$3,915	$0	$3,915
AAI & AAI Affiliates (relating directly to the operating and financial reporting of the Equity Fund)	2014	$0	$0	$0	$0	$0
	2013	$0	$0	$0	$0	$0

AAI & AAI Affiliates (relating directly to the operating financial reporting of the Growth Fund)	2014	$0	$0	$0	$0	$0
	2013	$0	$0	$0	$0	$0

During the Funds' fiscal years ended December 31, 2013 and 2014, no services described under "Audit-Related Fees," "Tax Fees" or "All Other Fees" were approved pursuant to the de minimis exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. All of the “Audit Fees,” “Audit-Related Fees” and “Tax Fees” by D&T were pre-approved by each Fund's Audit Committee.

Each Fund's Audit Committee has determined that the provision by D&T of non-audit services to AAI and/or AAI Affiliates that were not pre-approved by the Audit Committee (because such services did not relate directly to the operations and financial reporting of the Fund) was compatible with maintaining the independence of D&T as the Fund's Auditors. All services provided by D&T to a Fund for 2013 and 2014 that were required to be pre-approved by the Audit Committees were pre-approved.

INFORMATION ABOUT THE 2015 ANNUAL MEETINGS

Each proxy solicited by the Boards which is properly executed and returned in time to be voted at the 2015 Annual Meetings will be voted at the Meetings in accordance with the instructions on the proxy. If no specification is made on a proxy, it will be voted FOR the election as Trustees/Directors of the Funds of the nominees named under Proposals 1 and 2. Any proxy may be revoked at any time prior to its use by written notification received by the Funds' Secretary, by the execution and delivery of a later-dated proxy or by attending the 2015 Annual Meetings and voting in person.

For each Fund, a majority of the shares outstanding on the record date and entitled to vote, present and in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of that Fund at the Meeting.

Required Vote. Only shareholders of record of a Fund on May 29, 2015 may vote. Each nominee will be voted on separately. The election of the Trustees of the Equity Fund under Proposal 1 is by a plurality of the shares voting at the Meeting. Since two Trustees of the Equity Fund are to be elected, the two persons who receive the highest number of votes cast at the 2015 Annual Meeting will be elected. The election of the Directors of the Growth Fund under Proposal 2 is by the affirmative vote of a majority of the total number of votes entitled to be cast at the 2015 Annual Meeting. Since three Directors of the Growth Fund are to be elected, the three persons who receive a majority of the votes entitled to be cast at the Meeting will be elected.

The affirmative vote of the holders of a majority of the shares present at the Meeting is required for approval of the shareholder proposal as described in Proposal 3. Proposal 3 is a non-binding stockholder advisory vote and if approved, would only serve as a recommendation to the Equity Fund’s Board of Trustees.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present but will not be voted for or against any proposal. If a proposal must be approved by a percentage of votes cast on the proposal, which is the case for the election of Trustees of the Equity Fund (Proposal 1) abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the vote. However, if a proposal must be approved by a percentage of votes entitled to be cast, which is the case for election of Directors of the Growth Fund (Proposal 2), or a percentage of shares present at the Meeting, which is the case for Proposal 3, the effect of an abstention or broker non-vote will be the same as a vote against the proposal because an absolute percentage of affirmative votes is required, regardless of the number of votes cast, and neither an abstention nor a broker non-vote is an affirmative vote. "Broker non-votes" occur where: (i) shares represented at the Meeting are held by brokers or nominees, typically in "street name"; (ii) instructions have not been received from the beneficial owners or persons entitled to vote the shares; and (iii) the broker or nominee does not have discretionary voting power on a particular matter.

Assuming the presence of quorum, for the purposes of Proposals 1 and 2, the failure to return a properly executed proxy card or otherwise authorized proxy, an abstention or a broker non-vote, if any, will have the same effect as a “withhold” vote. Assuming the presence of quorum, for the purposes of Proposal 3, the failure to return a properly executed proxy card or otherwise authorized proxy, an abstention or a broker non-vote, if any, will have the same effect as a vote against the proposal.

The Chairman or the persons named as proxies may propose one or more adjournments of the 2015 Annual Meetings to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals referred to above prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. In the event of an adjournment, no notice is required other than an announcement at the meeting at which adjournment is taken.

All shareholders of record of a Fund on May 29, 2015 are entitled to one vote for each share held. As of the record date, there were 179,951,943 outstanding shares of beneficial interest of Equity Fund and 24,388,798 outstanding shares of common stock of Growth Fund. To the knowledge of the Funds, on the record date for the 2015 Annual Meetings, as of May 29, 2015, the following owners were known to own more than 5% of the outstanding securities of the Funds:

Equity Fund	Name and Address of Owner	# of Shares Owned	% of Shares Owned	Type of Ownership
	First Clearing, LLC 2801 Market Street Mailzone H006-09B St. Louis, MO 63103	38,556,679	21.42%	Record
	Morgan Stanley 333 W. 34th St., 3rd Fl. New York, NY 10001	18,589,377	10.33%	Record
	The Bank of New York Mellon One Wall Street, 6th Floor New York, NY 10286	13,905,404	7.73%	Record
	First Trust Portfolios L.P. 120 E. Liberty Dr., Suite 400 Wheaton, IL. 60187	12,322,410	6.88%	Beneficial*
	National Financial Services LLC 499 Washington Blvd. Jersey City, NJ 07310	11,212,679	6.23%	Record
	Merrill Lynch, Pierce, Fenner & Smith, Inc. 4804 Deer Lake Dr. E. Jacksonville, FL 32246	11,066,124	6.15%	Record

Growth Fund	Name and Address of Owner	# of Shares Owned	% of Shares Owned	Type of Ownership
	The Bank of New York Mellon 525 William Penn Place, Suite 153-0400 Pittsburgh, PA 15259	3,799,663	15.58%	Record
	Morgan Stanley Smith Barney LLC 1300 Thames St., 6th Floor Baltimore, MD 21231	3,788,690	15.53%	Record
	DST Systems, Inc. 333 W. 11th Street, 5th Fl. Kansas City, MO 64105	2,959,073	12.40%	Beneficial***
	First Trust Portfolios L.P. 120 E. Liberty Dr., Suite 400 Wheaton, IL. 60187	2,177,771	8.99%	Beneficial**
	First Clearing, LLC 2801 Market Street Mailzone H006-09B St. Louis, MO 63103	1,631,408	6.69%	Record
	J.P. Morgan Clearing Corp. 14201 Dallas Parkway, 12th Floor Dallas, TX 75254	1,602,712	6.57%	Record
	Charles Schwab & Co., Inc. 2423 E. Lincoln Dr. Phoenix, AZ 85016-1215	1,463,709	6.00%	Record
	Advisors Asset Management, Inc. 18925 Base Camp Road Monument, CO 80132	1,442,594	5.96%	Beneficial****
	Merrill Lynch, Pierce, Fenner & Smith, Inc. 4804 Deer Lake Dr. E. Jacksonville, FL 32246	1,325,625	5.44%	Record
	T.D. Ameritrade Clearing, Inc. 1005 N. Ameritrade Place Bellevue, NE 68005	1,282,690	5.26%	Record

*	Based on SC13G filing made with the SEC on January 21, 2015.
**	Based on SC13G/A filing made with the SEC on January 27, 2015.
***	Based on SC13D/A filing made with the SEC on December 23, 2014.
****	Based on SC13G filing made with SEC on February 11, 2015.

The Growth Fund opted into the Maryland Control Share Acquisition Act (the “MCSAA”). Subsequent to the Growth Fund’s opt in, the SEC issued a no-action letter that raises questions regarding whether opting in to the MCSAA is consistent with Section 18(i) of the 1940 Act. The Growth Fund is evaluating this letter and is determining what impact, if any, the letter has on the Fund and its ability to rely on the MCSAA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Funds' Trustees/Directors and officers and persons who own more than ten percent of a Funds' outstanding shares and certain officers and directors of the Fund's investment advisors (collectively, "Section 16 reporting persons") to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Fund shares. Section 16 reporting persons are required by SEC regulations to furnish the Funds with copies of all Section 16(a) forms they file. To the Funds' knowledge, based solely on a review of the copies of such reports furnished to the Funds and on representations made, all Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them for the year ended December 31, 2014.

SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

Under the SEC's proxy rules, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Funds' proxy material for a particular annual shareholders meeting. Under the foregoing proxy rules, proposals submitted for inclusion in the proxy material for the 2016 Annual Meetings of Shareholders must be received by the Funds on or before March 8, 2016. The fact that the Funds receive a shareholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion.

Shareholders who wish to make a proposal that would not be included in a Fund’s proxy materials or to nominate a person or persons as Trustee/Director at a Fund’s 2016 Annual Meeting of Shareholders must ensure that the proposal or nomination is delivered to the Secretary of the Fund no earlier than February 7, 2016 and no later than March 8, 2016. If the date of the 2016 Annual Meetings of shareholders are held before July 28, 2016 or after September 26, 2016, then the proposal or nomination must be received by the later of 120 days prior to the annual meeting or the tenth day following the date that a public announcement of the meeting is first made. The proposal or nomination must be in good order and in compliance with all applicable legal requirements and the requirements set forth in the applicable Fund’s Restated By‑laws. The chairperson of the 2016 Annual Meetings of Shareholders may refuse to acknowledge any proposal or nomination that does not meet the legal and By-law requirements.

You must submit any shareholder proposals and nominations to the Secretary of the Funds, 1290 Broadway, Suite 1100, Denver, CO 80203.

The persons named as proxies for the 2016 Annual Meetings of Shareholders will have discretionary authority to vote on all matters presented at the meeting consistent with SEC’s proxy rules.

HOUSEHOLDING OF PROXY MATERIALS

Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a shareholder of record, unless the Funds have received instructions to the contrary. If a shareholder needs an additional copy of an Annual Report or Semi-Annual Report or this Proxy Statement, please contact the Funds at 1-800-241-1850. If any stockholder does not want the mailing of this Proxy Statement to be combined with those for other household members, please contact the Funds in writing at: 1290 Broadway, Suite 1100, Denver, CO 80203 or call the Funds at 1-800-241-1850.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

Mail

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE

VOTE IN PERSON
Attend Shareholder Meeting
One Financial Center, 15th Floor
Boston, MA 02111
on August 27, 2015

Please detach at perforation before mailing.

PROXY

LIBERTY ALL-STAR GROWTH FUND, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 27, 2015

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints William R. Parmentier and Mark T. Haley, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Liberty All-Star Growth Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the offices of the Fund, One Financial Center, 15th Floor, Boston, Massachusetts 02111 on Thursday, August 27, 2015 at 10:00 a.m. EST., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of the Proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature and Title, if applicable

Signature (if held jointly)

Date

ASG_26723_051915

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to Be Held on August 27, 2015.
The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/lib-26723

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Directors recommends a vote "FOR" all the nominees listed.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
2. To Elect Three (3) Directors of the Liberty All-Star Growth Fund, Inc. 01. Thomas W. Brock 02. John J. Neuhauser 03. Edmund J. Burke	☐	☐	☐

<u>INSTRUCTIONS:</u> To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ASG_26723_051915